QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.13

EXECUTION COPY

CARNIVAL CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 29, 2003

Supplemental to Indenture

Dated as of April 25, 2001

Creating a series of Securities
designated
Senior Convertible Debentures due 2033

TABLE OF CONTENTS

ARTICLE ONE

DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION

Page
Section 101	Definitions	2

ARTICLE TWO

THE 2033 DEBENTURES

ARTICLE THREE

AMENDMENTS TO THE INDENTURE

ARTICLE FOUR

CONVERSION

ARTICLE FIVE

REDEMPTION OF 2033 DEBENTURES AT THE OPTION OF THE COMPANY

Section 501	General	35

ARTICLE SIX

REPURCHASE OF 2033 DEBENTURES AT OPTION OF THE HOLDER

ARTICLE SEVEN

PURCHASE OF 2033 DEBENTURES AT OPTION OF
THE HOLDER UPON CHANGE IN CONTROL

ARTICLE EIGHT

MISCELLANEOUS PROVISIONS

CARNIVAL CORPORATION

THIRD SUPPLEMENTAL INDENTURE

        THIS THIRD SUPPLEMENTAL INDENTURE, dated as of April 29, 2003, between Carnival Corporation, a corporation organized and existing under the laws of the Republic of Panama (the "Company"), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the "Trustee").

WITNESSETH

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 25, 2001 (the "Indenture"), providing for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (hereinafter called "Securities") in one or more fully registered series;

        WHEREAS, Section 9.1(7) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

        WHEREAS, Section 3.1 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

        WHEREAS, on April 25, 2001, the Company issued its 2% Convertible Senior Debentures due 2021 under a First Supplemental Indenture dated as of April 25, 2001;

        WHEREAS, on October 24, 2001, the Company issued its Liquid Yield Option Notes due 2021 under a Second Supplemental Indenture dated as of October 24, 2001;

        WHEREAS, the Company desires to issue Senior Convertible Debentures due 2033 (the "2033 Debentures") guaranteed by Carnival plc, a public limited company incorporated in England and Wales in July 2000 as P&O Princess Cruises plc ("Carnival plc"), under the Deed of Guarantee, dated as of April 17 2003, between the Company and Carnival plc, such 2033 Debentures being a new series of Security, the issuance of which was authorized by resolution of the Board of Directors of the Company, dated April 17, 2003, and a resolution of the Executive Committee of the Board of Directors of the Company, dated April 23, 2003;

        WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Third Supplemental Indenture (the "Third Supplemental Indenture") to supplement and amend in certain respects the Indenture insofar as it will apply only to the 2033 Debentures (and not to any other series); and

        WHEREAS, all things necessary have been done to make the 2033 Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

        NOW THEREFORE:

        In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2033 Debentures as follows:

ARTICLE ONE

DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION

        Section 101    Definitions.

        For all purposes of the Indenture and this Third Supplemental Indenture relating to the series of Securities created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article. Each capitalized term that is used in this Third Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture.

        "2033 Debentures" has the meaning specified in the recitals.

        "Accreted Conversion Price" has the meaning specified in Section 402.

        "Accreted Principal Amount" with respect to any given date, means the Issue Price of the 2033 Debentures plus accrued Original Issue Discount thereon through such date.

        "Agent Members" has the meaning specified in Section 201(c).

        "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

        "Applicable Stock Price" means, in respect of a Conversion Date, the average over the five-Trading Day period starting the third Trading Day following such Conversion Date of the Sale Prices per share of Common Stock, which Sale Prices are adjusted to take account of the occurrence during such five-Trading Day period of the events described in Section 410.

        "Base Conversion Price" means the dollar amount derived by dividing the Issue Price by the Base Conversion Rate.

        "Base Conversion Rate" means 12.1800 shares of Common Stock per $1,000 Principal Amount at Maturity of 2033 Debentures, subject to adjustment as set forth in Section 410.

        "Beneficial Owner" has the meaning specified in Section 701(a).

        "Capital Stock" or "capital stock" of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of equity interests (however designated) issued by that Person.

        "Carnival plc" has the meaning specified in the recitals.

        "Carnival plc Guarantee" means the guarantee of the 2033 Debentures issued under the Deed of Guarantee, dated as of April 17 2003, between the Company and Carnival plc.

        "Certificated Security" means a Security that is in substantially the form attached hereto as Annex A.

        "Change in Control" has the meaning specified in Section 701(a).

        "Change in Control Purchase Date" has the meaning specified in Section 701(a).

        "Change in Control Purchase Notice" has the meaning specified in Section 701(c).

        "Change in Control Purchase Price" has the meaning specified in Section 701(a).

        "Code" means the U.S. Internal Revenue Code of 1986, as amended.

        "Common Stock" means the common stock, par value $0.01 per share, of the Company as it exists on the date of this Third Supplemental Indenture or any other shares of Capital Stock of the Company into which such common stock is reclassified or changed. References in this Third Supplemental Indenture to shares of Common Stock issuable upon conversion, redemption or repurchase of the 2033 Debentures shall be deemed to include the Trust Shares paired with the shares of the Company's common stock, par value $0.01 per share.

        "Company Notice Date" has the meaning specified in Section 603.

        "Consolidated Net Worth" means, at any time, the Net Worth of the Company, Carnival plc and their combined Subsidiaries on a consolidated basis determined in accordance with GAAP.

        "Conversion Agent" shall be the agent specified in Section 201(e).

        "Conversion Date" has the meaning specified in Section 406.

        "Conversion Rate" with respect to any Conversion Date prior to April 29, 2008 means:

  (1)
  if the Applicable Stock Price is less than or equal to the Base Conversion Price, the Base Conversion Rate; or

  (2)
  if the Applicable Stock Price is greater than the Base Conversion Price, the number determined in accordance with the following formula:

Base Conversion Rate + [(Applicable Stock Price - Base Conversion Price) × Incremental Share Factor]
Applicable Stock Price

From and after April 29, 2008, the Conversion Rate shall be the Fixed Conversion Rate.

        "Depositary" has the meaning specified in Section 201(a).

        "Determination Date" has the meaning specified in Section 410(d)(1).

        "DTC" has the meaning specified in Section 201(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

        "Ex-Dividend Date" has the meaning specified in Section 410(e).

        "Expiration Date" has the meaning specified in Section 410(d)(2).

        "Expiration Time" has the meaning specified in Section 410(d)(2).

        "Fixed Conversion Rate" means the Conversion Rate determined as set forth in the definition thereof assuming a Conversion Date that is eight Trading Days prior to April 29, 2008, subject to adjustment pursuant to Section 410.

        "GAAP" means generally accepted accounting principles as in effect on the date of this Third Supplemental Indenture in the United States.

        "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Annex A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or the Securities Custodian and registered in the name of the Depositary or its nominee.

        "Incremental Share Factor" means 11.3258 shares of Common Stock, subject to adjustment pursuant to Section 410.

        "Indenture" has the meaning specified in the recitals.

        "Issue Date" of any 2033 Debenture means the date on which the 2033 Debenture was originally issued or deemed issued as set forth on the face of the 2033 Debenture.

        "Issue Price" means $646.88 per $1,000 principal amount at Stated Maturity of 2033 Debentures.

        "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

        "Market Price" has the meaning specified in Section 604.

        "Net Worth" means, at any time with respect to the Company, Carnival plc or any of their respective Subsidiaries, the net worth of the Company, Carnival plc or any such respective Subsidiary, as the case may be, determined in accordance with GAAP.

        "NYSE" has the meaning specified in Section 410(e).

        "Original Issue Discount" with respect to any Outstanding 2033 Debenture, means the difference between the Issue Price and the Principal Amount at Maturity of such 2033 Debenture.

        "Outstanding," when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

          (1)   Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2)   Securities for whose payment, repurchase or redemption money or Common Stock in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (3)   Securities which have been cancelled pursuant to Section 3.9 of the Indenture or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

          (4)   Securities converted into Common Stock pursuant to the terms of the Indenture or such Securities;

provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

        "Paying Agent" shall be the agent specified in Section 201(e).

        "Permitted Holders" has the meaning specified in Section 701(a).

        "Post-Distribution Price" has the meaning specified in Section 410(e).

        "Principal Amount at Maturity" of any 2033 Debenture means the principal amount at maturity as set forth on the face of the 2033 Debenture.

        "Purchased Shares" has the meaning specified in Section 410(d)(2).

        "purchases" has the meaning specified in Section 410(d)(3).

        "QIB" has the meaning specified in Section 201(a).

        "Redemption Price" has the meaning specified in Section 501.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 29, 2003, between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        "Repurchase Date" has the meaning specified in Section 601.

        "Repurchase Notice" has the meaning specified in Section 601.

        "Repurchase Price" has the meaning specified in Section 601.

        "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

        "Restricted Global Security" means a Global Security that is a Transfer Restricted Security.

        "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

        "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

        "Sale Price" has the meaning specified in Section 604.

        "Securities" has the meaning specified in the preamble of this Third Supplemental Indenture.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

        "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

        "Significant Subsidiary" means any Subsidiary, the Net Worth of which represents more than 10% of the Consolidated Net Worth of the Company, Carnival plc and their combined Subsidiaries.

        "Subsidiary" means, with respect to any Person, (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by such Person, by one or more Subsidiaries of the such Person or by such Person and one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person holds a majority interest in the equity capital or profits of such partnership, or (iii) any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (x) at least a majority equity ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such other Person.

        "tender offer" has the meaning specified in Section 410(d)(3).

        "tendered shares" has the meaning specified in Section 410(d)(3).

        "Third Supplemental Indenture "has the meanings specified in the recitals.

        "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the other principal market on which the Common Stock is then traded.

        "Transfer Certificate" has the meaning specified in Section 202(c).

        "Transfer Restricted Securities" has the meaning specified in Section 202(f)(1).

        "Trigger Event" has the meaning specified in Section 410(c).

        "Triggering Distribution" has the meaning specified in Section 410(d)(1).

        "Trust Shares" means trust shares of beneficial interest in the property (which, as of the date hereof, consists of a Special Voting Share, nominal value £1.00, issued by Carnival plc) subject to the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands on April 17, 2003 (or any successor thereto), that are paired with, and evidenced by, certificates representing shares of the common stock, $0.01 par value, of the Company.

        "Unrestricted Certificated Security" means a Certificated Security which is not a Transfer Restricted Security.

        "Unrestricted Global Security" means a Global Security which is not a Transfer Restricted Security.

        "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (or other Persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

ARTICLE TWO

THE 2033 DEBENTURES

Section 201 Designation of 2033 Debentures; Establishment of Form.

        There shall be a series of Securities designated "Senior Convertible Debentures due 2033" of the Company, and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Third Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2033 Debentures, as evidenced by their execution of the 2033 Debentures.

          (a)    Restricted Global Securities. All of the 2033 Debentures are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the 2033 Debentures represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount at Maturity of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

          (b)    [RESERVED]

          (c)    Global Securities in General. Each Global Security shall represent such of the Outstanding 2033 Debentures as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of Outstanding 2033 Debentures from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of Outstanding 2033 Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such 2033 Debentures. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the Principal Amount at Maturity of Outstanding 2033 Debentures represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

        Neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have rights under this Indenture with respect to any Global Security held in the name of the Depositary or any nominee thereof, or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices governing the exercise of the rights of a Holder of any 2033 Debenture.

          (d)    Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 202(a)(1) hereof.

          (e)    Paying Agent and Conversion Agent. The Company shall maintain an office or agency where 2033 Debentures may be presented for purchase or payment ("Paying Agent") and an office or agency where 2033 Debentures may be presented for conversion ("Conversion Agent"). The Company may have one or more additional paying agents and one or more additional conversion agents.

        The Company shall enter into an appropriate agency agreement with any Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7 of the Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent or Conversion Agent.

        The Company initially appoints the Trustee as Conversion Agent and Paying Agent in connection with the 2033 Debentures.

Section 202 Transfer and Exchange.

          (a)    Transfer and Exchange of Global Securities.

            (1)    Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, (y) at any time the Company so determines, in its sole discretion, or (z) an Event of Default has occurred and is continuing with respect to the 2033 Debentures. In any of the foregoing cases, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate Principal Amount at Maturity equal to the Principal Amount at Maturity of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

            In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with the foregoing paragraph and, thereafter, the events or conditions specified in this Section 202(a)(1) which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.

            (2)    Notwithstanding any other provisions of this Third Supplemental Indenture other than the provisions set forth in Section 202(a)(1) hereof, a Global Security may not be transferred, except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Nothing in this Section 202(a)(2) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 202.

          (b)    [RESERVED]

          (c)    Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to a Security Registrar with a request:

            (1)    to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

            (2)    to exchange such Certificated Securities for an equal Principal Amount at Maturity of Certificated Securities of other authorized denominations,

such Security Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

            (3)    shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of Section 3.5 of the Indenture; and

            (4)    in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

              (A)    if such Restricted Certificated Security is being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B hereto (the "Transfer Certificate"));

              (B)    if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

              (C)    if such Restricted Certificated Security is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Security Registrar to the effect that such transfer is in compliance with the Securities Act.

          (d)    Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

            (1)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

            (2)    if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as a Security Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate Principal Amount at Maturity of the Restricted Global Security by the appropriate Principal Amount at Maturity and shall increase or cause to be increased the aggregate Principal Amount at Maturity of the Unrestricted Global Security by a like Principal Amount at Maturity. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

          (e)    Transfers of Certificated Securities for Beneficial Interest in Global Securities. If Certificated Securities are presented by a Holder to a Security Registrar with a request:

            (1)    to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

            (2)    to exchange such Certificated Securities for an equal Principal Amount at Maturity of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Security Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate Principal Amount at Maturity of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

            (3)    shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of Section 3.5 of the Indenture;

            (4)    in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

              (A)    if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

              (B)    if such Restricted Certificated Security is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

            (5)    in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A; and

            (6)    in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

          (f)    Legends.

            (1)    Except as permitted by the following paragraphs (2) and (3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof and any Common Stock issuable upon conversion thereof) shall bear a legend in substantially the form called for by footnote 2 to Annex A hereto (each, a "Transfer Restricted Security") for so long as such Security or Common Stock issuable upon conversion thereof is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a Transfer Certificate.

            (2)    Upon any sale or transfer of a Transfer Restricted Security (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

              (A)    in the case of any Restricted Certificated Security, any Security Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 202(e) hereof) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 202; and

              (B)    in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 202(a)(2) hereof, and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 202.

            (3)    Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such legend and which do not have a Transfer Certificate attached thereto.

          (g)    Transfers to the Company. Nothing in this Third Supplemental Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company, Carnival plc or any of their respective Subsidiaries, which Securities (if transferred to the Company or any of its Subsidiaries) shall thereupon be canceled in accordance Section 3.9 of the Indenture.

          (h)    Additional OID Legend. Any Restricted Certificated Security shall bear the legend required by Treas. Reg. Section 1.1275-3(b).

Section 203    Amount.

          (a)   The Trustee shall authenticate and deliver 2033 Debentures for original issue in an aggregate Principal Amount at Maturity of up to $889,000,000 upon a Company Order for the authentication and delivery of 2033 Debentures, without any further action by the Company. The aggregate Principal Amount at Maturity of 2033 Debentures that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for 2033 Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2033 Debentures pursuant to Section 202 of this Third Supplemental Indenture or Sections 2.5, 3.4, 3.5, 3.6 or 11.7 of the Indenture.

          (b)   The Company may not issue new 2033 Debentures to replace 2033 Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Four hereof.

Section 204    Interest and Original Issue Discount.

        Outstanding 2033 Debentures shall bear interest at the rate of 1.132% per annum on the Principal Amount at Maturity from April 29, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, April 29, 2008 (or such earlier date as determined pursuant to Section 208, 209 or 211 of this Third Supplemental Indenture), payable semiannually in arrears on April 29 and October 29 of each year, commencing October 29, 2003, to the Persons in whose names the 2033 Debentures are registered at the close of business on the April 14 or October 14 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the 2033 Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each payment of cash interest on the 2033 Debentures shall include interest accrued through the day before the applicable Interest Payment Date. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day.

        Outstanding 2033 Debentures shall accrue Original Issue Discount, calculated on a semi-annual bond equivalent basis, at 1.75% per annum from April 29, 2008, using a 360-day year comprised of twelve 30-day months. Original Issue Discount shall cease to accrue at the Stated Maturity, or such earlier date as determined pursuant to Section 208, 209 or 211 of this Third Supplemental Indenture. Upon any such earlier date specified in the previous sentence, the Holders of any 2033 Debentures shall be entitled to payment of Original Issue Discount and other amounts hereunder, as provided in Section 309 of this Third Supplemental Indenture.

Section 205    Liquidated Damages.

        Liquidated Damages with respect to the 2033 Debentures shall be payable in accordance with the provisions and in the amounts set forth in the Registration Rights Agreement.

Section 206    Denominations.

        Each 2033 Debenture shall be in fully registered form without coupons in the denominations of $1,000 of Principal Amount at Maturity or any integral multiple thereof.

Section 207    Place of Payment.

        The Place of Payment for the 2033 Debentures and the place or places where the 2033 Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the 2033 Debentures is at the office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture).

Section 208    Redemption.

          (a)   There shall be no sinking fund for the retirement of the 2033 Debentures.

          (b)   The Company, at its option, may redeem the 2033 Debentures on or after April 29, 2008 in accordance with the provisions and at the Redemption Price set forth under the captions "Optional Redemption" and "Notice of Redemption" in the 2033 Debentures and in accordance with the provisions of the Indenture and this Third Supplemental Indenture, including, without limitation, Article Five hereof.

Section 209    Conversion.

        The 2033 Debentures shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption "Conversion" in the 2033 Debentures and in accordance with the provisions of the Indenture and this Third Supplemental Indenture, including, without limitation, Article Four hereof.

Section 210    Stated Maturity.

        The date on which the principal of the 2033 Debentures is due and payable, unless earlier converted, accelerated, redeemed or repurchased pursuant to the Indenture or this Third Supplemental Indenture, shall be April 29, 2033.

Section 211    Repurchase.

          (a)   The 2033 Debentures shall be repurchased by the Company, at the option of the Holder in accordance with the provisions and at the Repurchase Price set forth under the caption "Repurchase by the Company at the Option of the Holder" in the 2033 Debentures and in accordance with the provisions of the Indenture and this Third Supplemental Indenture, including, without limitation, Article Six hereof.

          (b)   The 2033 Debentures shall be purchased by the Company in accordance with the provisions and at the Change in Control Purchase Price set forth under the caption "Purchase of Securities at Option of Holder Upon a Change in Control" in the 2033 Debentures and in accordance with the provisions of this Third Supplemental Indenture, including, without limitation, Article Seven hereof.

Section 212    Discharge of Liability on 2033 Debentures.

        The 2033 Debentures may be discharged by the Company in accordance with the provisions of Article IV of the Indenture, as amended by Section 305 hereof.

Section 213    Other Terms of 2033 Debentures.

        Without limiting the foregoing provisions of this Article, the terms of the 2033 Debentures shall be as set forth in the form of the 2033 Debentures set forth in Annex A hereto and as provided in the Indenture.

Section 214    Ownership Limitation on 2033 Debentures.

          (a)   For purposes of this Section 214, the following terms shall have the following meanings:

        "Beneficial Ownership" shall mean ownership of Shares (including Shares deemed to be held as a result of ownership of the 2033 Debentures) by a Person who would be treated as an owner of such Shares directly, indirectly or constructively through the application of Section 267(b) of the Code, as modified in any way by Section 883 of the Code and the regulations promulgated thereunder. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

        "Ownership Limit" shall mean, in the case of a Person, Beneficial Ownership of more than four and nine-tenths percent (4.9%), by value, vote or number, of the Shares.

        "Person" shall mean a person as defined by Section 7701(a) of the Code.

        "Restriction Termination Date" shall mean such date as may be determined by the Company in its sole discretion (and for any reason) as the date on which the ownership restrictions set forth in this Section 214 should cease to apply.

        "Shares" shall means shares of the Company as may be authorized and issued from time to time pursuant to its Articles of Incorporation. For purposes of determining a Person's Beneficial Ownership of any Shares, the conversion of the 2033 Debentures and any other convertible securities held by such Person shall be deemed effected and any option, warrant or similar instrument held by such Person shall be deemed exercised.

          (b)   Notwithstanding anything to the contrary contained in this Third Supplemental Indenture or in the 2033 Debentures, except as provided in Section 214(d) hereof, until the Restriction Termination Date no Holder shall be entitled to convert 2033 Debentures into Shares that, when added to Shares Beneficially Owned by such Holder immediately prior to the proposed conversion of such 2033 Debentures, would cause such Holder to Beneficially Own an aggregate number of Shares in excess of the Ownership Limit.

          (c)   Nothing contained in this Third Supplemental Indenture shall limit the ability of the Company to take such other action as it deems necessary or advisable to protect the interests of the Company by preservation of the Company's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

          (d)   The Company upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel, satisfactory to it in its sole and absolute discretion, in each case to the effect that the Company's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code will not be jeopardized, may exempt a Person (or may generally exempt any class of Persons) from application of the Ownership Limit if the Company, in its sole discretion, ascertains that such Person's (or Persons') Beneficial Ownership of Shares and/or 2033 Debentures will not jeopardize the Company's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code. The Company may require representations and undertakings from such Person or Persons as are necessary to make such determination.

          (e)   Prior to the Restriction Termination Date, each certificate for the 2033 Debentures shall bear the following legend:

        THIS SECURITY IS SUBJECT TO LIMITATIONS ON OWNERSHIP CONTAINED IN THE INDENTURE, IN ORDER TO PERMIT THE COMPANY TO RETAIN ITS STATUS AS A PUBLICLY TRADED CORPORATION UNDER PROPOSED TREASURY REGULATIONS UNDER SECTION 883 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

          (f)    The Trustee of the 2033 Debentures shall have no responsibility to monitor the ownership of the 2033 Debentures.

Section 215    Payments of Additional Amounts.

        Sections 10.5 and 11.8 of the Indenture shall apply to the 2033 Debentures; provided that Section 10.5 of the Indenture shall be amended by replacing clause (i) of such Section 10.5 with the following clause:

        (i)    any present or future Panamanian Taxes which would not have been so imposed, assessed, levied or collected if the Holder or beneficial owner of such Security did not have some present or former connection with the Republic of Panama (or the jurisdiction of incorporation of a successor corporation to the Company pursuant to Section 8.1) or any political subdivision thereof (or of any such jurisdiction of incorporation) other than holding or ownership of a Security, or the collection of principal and interest, if any, on, or the enforcement of such Security, which connection may include its domicile, residence or physical presence in the Republic of Panama or such jurisdiction of incorporation, or its conduct of a business or maintenance of a permanent establishment therein.

ARTICLE THREE

AMENDMENTS TO THE INDENTURE

Section 301    Provisions Applicable Only to 2033 Debentures.

        The Provisions contained herein shall apply to the 2033 Debentures only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2033 Debentures and not for the benefit of any other series of Security issued under the Indenture. These amendments shall be effective for so long as there remain any 2033 Debentures Outstanding.

Section 302    Registration, Registration of Transfer and Exchange.

        The Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2033 Debentures only, by replacing the seventh paragraph of Section 3.5 with the following paragraph:

        The Company shall not be required (i) to issue, register the transfer of or exchange the Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any 2033 Debenture so selected for redemption in whole or in part, except the unredeemed portion of any 2033 Debenture being redeemed in part, or (iii) to exchange or register a transfer of any 2033 Debenture or portions thereof in respect of which a Change in Control Purchase Notice or Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase or repurchase of a 2033 Debenture in part, the portion not to be purchased).

Section 303    Reserved.

Section 304    Payment of Interest and Original Issue Discount; Interest Rights Preserved.

        The Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2033 Debentures only, by inserting the following paragraph before the final paragraph in Section 3.7 of the Indenture:

        On conversion of a Holder's 2033 Debentures, such Holder shall not receive any cash payment of accrued Original Issue Discount or any cash payment of interest (unless such 2033 Debentures or portions thereof have been called for redemption in accordance with Article 5 hereof on a Redemption Date that occurs between a Regular Record Date and the third business day after the Interest Payment Date to which it relates). The Company's delivery to a Holder of the full number of shares of Common Stock into which a 2033 Debenture is convertible, together with any cash payment for such Holder's fractional shares, or cash or a combination of cash and Common Stock in lieu thereof, shall be deemed to satisfy the Company's obligation to pay the Principal Amount at Maturity of such 2033 Debenture, to pay accrued interest, if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date and to pay all accrued Original Issue Discount.

        Notwithstanding the above, if any 2033 Debentures are converted after a Regular Record Date but prior to the next succeeding Interest Payment Date, Holders of such 2033 Debentures at the close of business on such Regular Record Date shall receive the interest payable on such 2033 Debentures on the corresponding Interest Payment Date notwithstanding the conversion. Such 2033 Debentures, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the Principal Amount at Maturity of the 2033 Debentures so converted, unless such 2033 Debentures have been called for redemption on a Redemption Date that occurs between a Regular Record Date and the third business day after the Interest Payment Date to which it relates, in which case no such payment shall be required.

Section 305    Discharge of Liability on Securities.

        When (i) the Company delivers to the Trustee or any Paying Agent all Outstanding 2033 Debentures (other than 2033 Debentures replaced pursuant to Section 3.6 of the Indenture) for cancellation or (ii) all Outstanding 2033 Debentures have become due and payable and the Company deposits with the Trustee, any Paying Agent or any Conversion Agent cash or, if expressly permitted by the terms of the 2033 Debentures, Common Stock sufficient to pay all amounts due and owing on all Outstanding 2033 Debentures (other than 2033 Debentures replaced pursuant to Section 3.6), and if in either case the Company pays all other sums payable hereunder by the Company, then this Third Supplemental Indenture shall, subject to Section 6.7 of the Indenture, cease to be of further effect, except for the indemnification of the Trustee, which shall survive. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Third Supplemental Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the reasonable cost and expense of the Company.

Section 306    Repayment to the Company.

        The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the 2033 Debentures that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders of 2033 Debentures with respect to such money or securities for that period commencing after the return thereof.

Section 307    Events of Default.

        The Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2033 Debentures only, by replacing Section 5.1 with the following paragraph:

        "Event of Default," wherever used herein, means with respect to the 2033 Debentures any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1)    default in the payment of any interest upon any 2033 Debenture when it becomes due and payable or in the payment of any Liquidated Damages pursuant to the Registration Rights Agreement, and continuance of such default for a period of 30 days; or

          (2)    default in the payment of the principal amount at Maturity, the Redemption Price, the Repurchase Price, or the Change in Control Purchase Price, as the case may be, in respect of the 2033 Debentures when the same become due and payable; or

          (3)    a default under any bonds, debentures, notes or other evidences of indebtedness for money borrowed by the Company, Carnival plc or any of their respective Subsidiaries or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, Carnival plc or any of their respective Subsidiaries, whether such indebtedness now exists or shall hereafter be created, which indebtedness, individually or in the aggregate, is in excess of $50,000,000 principal amount (excluding any such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which Subsidiary is nonrecourse to the Company, Carnival plc or any other of their respective Subsidiaries), which default shall constitute a failure to pay any portion of the principal of or interest on such indebtedness when due and payable after the expiration of any applicable grace or cure period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount at Maturity of the Outstanding 2033 Debentures a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

          (4)    default by the Company in the performance, or breach, of any covenant or warranty of the Company in the Indenture or this Third Supplemental Indenture for the benefit of the 2033 Debentures (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 307 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount at Maturity of the Outstanding 2033 Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5)    unless Carnival plc has become or has been merged with or has been otherwise consolidated with the primary obligor under the 2033 Debentures and the Indenture (as supplemented by this Third Supplemental Indenture), the Carnival plc Guarantee ceases to be in full force and effect or is declared null and void or Carnival plc denies that it has any further liability under the Carnival plc Guarantee in respect of the 2033 Debentures and/or the Indenture, or gives notice to such effect (other than by reason of the termination of this Third Supplemental Indenture or the release of any such Carnival plc Guarantee in accordance with this Third Supplemental Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring Carnival plc and the Company to remedy the same shall have been given, by registered or certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate Principal Amount at Maturity of the 2003 Debentures then outstanding; or

          (6)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, Carnival plc or any of their respective Significant Subsidiaries in an involuntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law (each, a "Bankruptcy Law") or (B) a decree or order adjudging the Company, Carnival plc or any of their respective Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, Carnival plc or any of their respective Significant Subsidiaries under any applicable Federal, State or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Carnival plc or any of their respective Significant Subsidiaries or of any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Company, Carnival plc or any of their respective Significant Subsidiaries, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (7)    the commencement by the Company, Carnival plc or any of their respective Significant Subsidiaries of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Company, Carnival plc or any of their respective Significant Subsidiaries to the entry of a decree or order for relief in respect of the Company, Carnival plc or any of their respective Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against any of the Company, Carnival plc or any of their respective Significant Subsidiaries, or the filing by any of the Company, Carnival plc or any of their respective Significant Subsidiaries of a petition or answer or consent seeking reorganization or relief under any applicable Federal, State or foreign law, or the consent by any of the Company, Carnival plc or any of their respective Significant Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Carnival plc or any of their respective Significant Subsidiaries or of any substantial part of their respective properties, or the making by any of the Company, Carnival plc or any of their respective Significant Subsidiaries of an assignment for the benefit of creditors, or the admission by any of the Company, Carnival plc or any of their respective Significant Subsidiaries in writing of an inability to pay the debts of any of the Company, Carnival plc or any of their respective Significant Subsidiaries generally as they become due, or the taking of corporate action by the Company, Carnival plc or any of their respective Significant Subsidiaries in furtherance of any such action.

        Upon the occurrence of a default in payment of the Accreted Principal Amount (whether upon acceleration pursuant to Section 5.2 of the Indenture, upon the date set for payment of the Redemption Price, the Change in Control Purchase Price, the Repurchase Price or upon the Stated Maturity of the 2033 Debenture), from and after such date the 2033 Debentures shall bear interest at the rate of 1.75% per annum on the unpaid amount due and payable on such date, compounded on a semi-annual basis (based on a 360-day year of 12 30-day months) to the extent that payment of any interest is legally enforceable, payable upon demand of the Holder or beneficial Holder of any such 2033 Debenture, in accordance with the terms of the 2033 Debentures, to the date that payment of such amount has been made or provided for upon the terms set forth herein.

Section 308    Acceleration of Maturity; Rescission and Annulment.

        The Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2033 Debentures only, by replacing Section 5.2 with the following paragraphs:

        If an Event of Default under clauses (1), (2), (3), (4) or (5) of the definition of Event of Default in Section 307 above, with respect to 2033 Debentures at the time Outstanding, occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in Principal Amount at Maturity of the Outstanding 2033 Debentures may declare the Accreted Principal Amount of all of the Outstanding 2033 Debentures, and accrued and unpaid interest, if any, on all of the Outstanding 2033 Debentures through the date of such declaration, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration, such Accreted Principal Amount shall become immediately due and payable.

        At any time after such a declaration of acceleration with respect to 2033 Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the

Trustee as hereinafter in this Article provided, the Holders of a majority in Principal Amount at Maturity of the Outstanding 2033 Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1)    the Company has paid or deposited with the Trustee a sum sufficient to pay:

            (A)    the Accreted Principal Amount and accrued and unpaid interest, if any, on the 2033 Debentures to the date of such payment or deposit;

            (B)    to the extent that payment of such interest is enforceable under applicable law, interest on the Accreted Principal Amount and accrued and unpaid interest, if any, on the 2033 Debentures to the date of such payment or deposit, at the rate borne by the 2033 Debentures during the period of such default in accordance with the last paragraph of Section 307 of this Third Supplemental Indenture; and

            (C)    all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

        and

          (2)    all Events of Default with respect to the 2033 Debentures, other than the non-payment of the Accreted Principal Amount of, and accrued and unpaid interest, if any, on, the 2033 Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

No such waiver or rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

        If an Event of Default described in clauses (6) and (7) of the definition of Event of Default in Section 307 above, with respect to 2033 Debentures at the time Outstanding, occurs and is continuing, then the Accreted Principal Amount of, and accrued and unpaid interest, if any, on, the Outstanding 2033 Debentures shall become due and payable immediately, without any declaration or other act by the Trustee or any Holder.

Section 309    Unconditional Right of Holders to Receive Principal, Premium and Interest.

        Notwithstanding any other provision in this Third Supplemental Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7 of the Indenture) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or in the case of redemption, to receive the Redemption Price on the Redemption Date, in the case of a repurchase, to receive the Repurchase Price on the Repurchase Date, or in the case of a Change in Control, to receive the Change in Control Purchase Price on the Change in Control Purchase Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 310    Reports by Company.

        The Company shall: (1) provide to the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall provide to the Trustee and file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

           (1)  file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

           (2)  transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

        If at any time while any of the Securities are "restricted securities" within the meaning of Rule 144, the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall prepare and shall furnish to any Holder, any beneficial owner of Securities and any prospective purchaser of Securities designated by a Holder or a beneficial owner of Securities, promptly upon request, the information required pursuant to Rule 144A(d)(4) (or any successor thereto) under the Securities Act in connection with the offer, sale or transfer of Securities.

Section 311    Consolidation, Merger and Sale.

        Section 8.1 of the Indenture is, with respect to the 2033 Debentures only, hereby amended and restated in its entirety to read as follows:

        The Company shall not consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

          (a)   the successor or transferee entity is a corporation, limited liability company, trust or partnership organized under the laws of the United States or any State of the United States or the District of Columbia or the Republic of Panama or any other country recognized by the United States and all political subdivisions of such countries;

          (b)   the successor or transferee entity, if other than the Company, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and any interest or accrued Original Issue Discount on, all the Outstanding 2033 Debentures and the performance of every covenant in the Indenture (as supplemented by this Third Supplemental Indenture) to be performed or observed by the Company and provides for conversion rights in accordance with applicable provisions of the Indenture and this Third Supplemental Indenture;

          (c)   immediately after giving the effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

          (d)   the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each in the form required by the Indenture and this Third Supplemental Indenture, stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction.

        In case of any such consolidation, merger, conveyance or transfer, the successor entity shall succeed to and be substituted for the Company as obligor under the Indenture (as supplemented hereby), with the same effect as if it had been named in the Indenture (as supplemented hereby) as the Company.

Section 312    Supplemental Indentures Without Consent of Holders.

        Section 9.1 of the Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2033 Debentures only, by inserting the following clauses immediately following clause (11) thereof:

         (12)  to add any rights for the benefit of Holders of 2033 Debentures; and

         (13)  to provide any additional events of default.

Section 313    Supplemental Indentures with Consent of Holders.

        Section 9.2 of the Indenture is, with respect to the 2033 Debentures only, hereby amended and restated in its entirety to read as follows:

        With the consent of the Holders of not less than a majority in Principal Amount at Maturity of the Outstanding 2033 Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company (and Carnival plc to the extent that any supplemental indenture relates to the Carnival plc Guarantee), when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Carnival plc Guarantee or of any supplemental indenture or of modifying in any manner the rights of the Holders of 2033 Debentures; provided, however, that no such supplemental indenture shall (i) change the Maturity of any payment of principal of, or any premium on, or any installment of interest on or Original Issue Discount on any 2033 Debenture, or reduce the Principal Amount at Maturity thereof or any premium thereon or the rate of interest or accrual of Original Issue Discount thereon, or change the place of payment where, or the coin or currency in which, any 2033 Debenture or any premium, interest or Original Issue Discount thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be), (ii) adversely affect the conversion rights of the Holders under Article Four of this Third Supplemental Indenture or the right of Holders to require the Company to repurchase the 2033 Debentures under Articles Six and Seven of this Third Supplemental Indenture, (iii) reduce the percentage in aggregate Principal Amount at Maturity of the Outstanding 2033 Debentures, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with the provisions of the Indenture or this Third Supplemental Indenture or for any waiver of an Event of Default; or (iv) modify this Section 9.2, except to increase any percentages required for approval or to provide that certain other provisions of the Indenture or this Third Supplemental Indenture cannot be modified or waived without the consent of the Holder of each Outstanding 2033 Debenture affected thereby.

        A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of

Securities, or which modifies the rights of the Holders of Securities or such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

        Upon the request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 314    Maintenance of Office or Agency.

        The first paragraph of Section 10.2 of the Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2033 Debentures only, by changing the first sentence thereof to read in its entirety as follows:

        The Company shall maintain in each Place of Payment for the 2033 Debentures an office or agency where the 2033 Debentures may be presented or surrendered for payment, where the 2033 Debentures may be surrendered for registration of transfer or exchange, where the 2033 Debentures may be surrendered for conversion and where notices and demands to or upon the Company in respect of the 2033 Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 315    Redemption.

          (a)   Section 11.4 of the Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2033 Debentures only, by deleting the word "and" at the end of paragraph (5) thereof, replacing the period at the end of paragraph (6) thereof with," and" and by inserting the following paragraph:

            "(7) in the event that a Holder elects to convert 2033 Debentures in connection with such redemption, the election of the Company (which, subject to the provisions of Article Four of the Third Supplemental Indenture, shall be irrevocable) to deliver shares of Common Stock or to pay cash or a combination of cash and Common Stock in lieu of delivery of such shares with respect to any 2033 Debentures."

          (b)   Section 11.2 of the Indenture shall be modified by deleting the number "45" in the second sentence thereof and replacing it with the number "30."

        Section 316    Conversion Arrangement on Call for Redemption.

        In connection with 2033 Debentures, the Company may arrange for the purchase and conversion of any 2033 Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such 2033 Debentures by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such 2033 Debentures, is not less than the Redemption Price of such 2033 Debentures. Notwithstanding anything to the contrary contained in this Article, the obligation of the Company to pay the Redemption Price of such 2033 Debentures shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 316 shall relieve the Company of its obligation to pay the Redemption Price of 2033 Debentures called for redemption. If such an agreement is entered into, any 2033 Debentures called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and

(notwithstanding anything to the contrary contained in Article Four hereof) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day immediately prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose 2033 Debentures are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of 2033 Debentures. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2033 Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2033 Debentures between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

Section 317    Optional Redemption or Assumption of Securities under Certain Circumstances.

        The 2033 Debentures may be redeemed in accordance with Section 11.8 of the Indenture, which is hereby amended, subject to Section 301 hereof and with respect to the 2033 Debentures only, by adding the following subsection:

          (c)   In the event that the 2033 Debentures are called for redemption pursuant to the terms of this Section, the Holders of 2033 Debentures shall have all rights which such Holders would have had if the 2033 Debentures had been called for redemption by the Company pursuant to Article Five hereof.

ARTICLE FOUR

CONVERSION

Section 401    Conversion Rights.

        2033 Debentures shall be convertible in accordance with their terms and in accordance with this Article into a number of shares of Common Stock per $1,000 Principal Amount at Maturity of Debentures equal to the Conversion Rate, in respect of the relevant Conversion Date, subject to adjustment upon the occurrence of certain events described in this Article and subject to the limitation set forth in Section 214 hereof. A Holder of a 2033 Debenture otherwise entitled to a fractional share shall receive cash in an amount determined by multiplying such fraction, to the nearest 1/1,000th of a share, by the Applicable Stock Price in respect of such Conversion Date, and rounding the product to the nearest whole cent. Upon a conversion, the Company may deliver cash or a combination of cash and Common Stock in lieu of Common Stock, as described in Section 406.

        A Holder of 2033 Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted its 2033 Debentures to Common Stock, and only to the extent such 2033 Debentures are deemed to have been converted into Common Stock pursuant to this Article.

        Upon determination that Holders are or will be entitled to convert their 2033 Debentures pursuant to this Article Four, the Company shall publish such determination at the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

Section 402    Conversion Rights Based on Common Stock Price.

        Commencing after August 31, 2003, a Holder of a 2033 Debenture may convert such 2033 Debenture or a portion thereof (which 2033 Debenture or portion thereof must be $1,000 Principal Amount at Maturity or an integral multiple thereof) into shares of Common Stock in any fiscal quarter (and only during such fiscal quarter), if the closing sale price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is more than 120% of the Accreted Conversion Price (as defined below) that is in effect on such last day of such preceding fiscal quarter.

        The "Accreted Conversion Price," as of any date of determination, shall equal (x) the sum of the Issue Price per $1,000 Principal Amount at Maturity of a 2033 Debenture plus accrued Original Issue Discount thereon computed to, but not including, such date divided by (y) the Base Conversion Rate as of such date.

Section 403    Conversion Rights Upon Notice of Redemption.

        A Holder of a 2033 Debenture may surrender for conversion a 2033 Debenture called for redemption under Article Five hereof at any time prior to the close of business on the Redemption Date, even if it is not otherwise convertible at such time. A 2033 Debenture for which a Holder has delivered a Repurchase Notice as described in Section 601 or a Change in Control Purchase Notice as described in Section 701 requiring the Company to purchase such 2033 Debentures may be surrendered for conversion only if such Repurchase Notice or Change of Control Purchase Notice is withdrawn in accordance with this Third Supplemental Indenture.

        In case a 2033 Debenture or portion thereof is called for redemption pursuant to Article Eleven of the Indenture and/or Article Five hereof, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date for such 2033 Debenture or such earlier date as the Holder presents such 2033 Debenture for redemption (unless the Company defaults in making the payment of the Redemption Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Redemption Price is paid).

Section 404    Conversion Rights Upon Occurrence of Certain Corporate Transactions.

        If the Corporation is a party to a consolidation, merger or binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property, any 2033 Debenture may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction and, at the effective time of the transaction, the right to convert a 2033 Debenture into shares of Common Stock shall be changed into a right to convert such 2033 Debenture into the kind and amount of cash, securities or other property of the Company or another person which the Holder would have received if the Holder had converted such 2033 Debenture immediately prior to the effective time of the transaction. Notwithstanding anything to the contrary, no 2033 Debentures may be surrendered for conversion pursuant to this Section 404 by reason of the completion of a merger, consolidation or other transaction effected with one of the Company's Affiliates for the purpose of (i) changing the Company's jurisdiction of organization or (ii) effecting a corporate reorganization, including, without limitation, the implementation of a holding company structure (except for a corporate reorganization involving Carnival plc that would require the approval of the Company's shareholders pursuant to Article 289 of the Articles of Incorporation of Carnival plc, as such Articles are in effect on the date hereof).

Section 405    Conversion Rights Upon Credit Rating Downgrade.

        A Holder of a 2033 Debenture may surrender for conversion such 2033 Debenture at any time during which the credit rating assigned to the 2033 Debentures by (a) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., or the successor thereto, is at or below BBB-, or any equivalent rating, and (b) Moody's Investors Service, or the successor thereto, is at or below Baa3, or any equivalent rating.

Section 406    Conversion Procedures.

        To convert a 2033 Debenture, a Holder must (a) complete and manually sign the conversion notice or a facsimile of the conversion notice on the back of the 2033 Debenture and deliver such notice to a Conversion Agent, (b) surrender the 2033 Debenture to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." Within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such

2033 Debentures shall be converted into Common Stock or paid in cash or a combination of cash and Common Stock, unless the Company shall have delivered to such Holder notice of redemption pursuant to Section 11.4 of the Indenture and the Conversion Date occurs before the Redemption Date set forth in such notice. If the Company shall have notified the Holder that all of such 2033 Debentures shall be converted into Common Stock, the Company shall deliver to the Holder through the Conversion Agent, as soon as practicable but in any event no later than the fifth Business Day following the determination of the Applicable Stock Price in respect of such Conversion Date, a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 407. Except as otherwise provided in this Article Four, if the Company shall have notified the Holder that all or a portion of such 2033 Debenture shall be paid in cash, the Company shall deliver to the Holder surrendering such 2033 Debenture the amount of cash payable with respect to such 2033 Debenture no later than the tenth Business Day following such Conversion Date, together with a certificate for the number of full shares of Common Stock deliverable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 407 hereof. Except as otherwise provided in this Article Four, the Company may not change its election with respect to the consideration to be delivered upon conversion of a 2033 Debenture once the Company has notified the Holder in accordance with this paragraph. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such 2033 Debentures may be surrendered for conversion in accordance with the Applicable Procedures of the Depositary as in effect from time to time. The Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a 2033 Debenture on any date when the stock transfer books of the Company are closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Rate in effect on the date that such 2033 Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a 2033 Debenture, such Person shall no longer be a Holder of such 2033 Debenture.

        No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article. On conversion of a 2033 Debenture, except as provided below in the case of certain 2033 Debentures or portions thereof called for redemption described in Section 304 hereof, that portion of (a) accrued and unpaid interest, if any, on the converted 2033 Debenture attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date or (b) accrued Original Issue Discount attritutable to the period from the Issue Date through the Conversion Date of such 2033 Debenture, as the case may be, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the 2033 Debenture being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as issued, to the extent thereof, first in exchange for any accrued and unpaid interest and any accrued Original Issue Discount through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment), or cash in lieu thereof, shall be treated as issued in exchange for the Issue Price of the 2033 Debenture being converted pursuant to the provisions hereof.

        If a Holder converts more than one 2033 Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount at Maturity of 2033 Debentures converted.

        Upon surrender of 2033 Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder a new 2033 Debenture equal in Principal Amount at Maturity to the Principal Amount at Maturity of the unconverted portion of the 2033 Debenture surrendered.

        Any 2033 Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for 2033 Debentures called for redemption pursuant to Article Five hereof on a Redemption Date that occurs during the period between a Regular Record Date and the third business day after the Interest Payment Date to which such Regular Record Date relates) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of 2033 Debentures or portions thereof being surrendered for conversion.

        The Holders' rights to convert 2033 Debentures into Common Stock are subject to the Company's right to elect instead to pay each such Holder the amount of cash set forth in the next succeeding sentence (or an equivalent amount in a combination of cash and shares of Common Stock), in lieu of delivering such Common Stock; provided, however, that if an Event of Default (other than a default in a cash payment upon conversion of the 2033 Debentures) shall have occurred and be continuing, the Company shall deliver Common Stock in accordance with this Article, whether or not the Company has delivered a notice pursuant to Section 11.4 of the Indenture or Section 406 hereof to the effect that the 2033 Debentures would be paid in cash or a combination of cash and Common Stock. The amount of cash to be paid pursuant to Section 406 hereof for each $1,000 of Principal Amount at Maturity of a 2033 Debenture (or portion thereof) upon conversion shall be equal to the Applicable Stock Price in respect of the relevant Conversion Date multiplied by the Conversion Rate (or appropriate fraction of such Conversion Rate) in effect on such Conversion Date.

Section 407    Fractional Shares.

        The Company shall not issue a fractional share of Common Stock upon conversion of a 2033 Debenture. Instead, the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share of Common Stock as of a Conversion Date shall be determined by multiplying such fraction, to the nearest 1/1,000th of a share, by the Applicable Stock Price in respect of such Conversion Date, and rounding the product to the nearest whole cent.

Section 408    Taxes on Conversion.

        If a Holder converts a 2033 Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 409    Company to Provide Common Stock.

        The Company shall, prior to issuance of any 2033 Debentures under this Article, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all 2033 Debentures Outstanding into shares of Common Stock. All shares of Common Stock delivered upon conversion of the 2033 Debentures shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

        The Company will endeavor promptly to comply with all federal and state securities laws regulating the registration of the offer and delivery of shares of Common Stock to a converting Holder upon conversion of 2033 Debentures, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock are then listed or quoted.

Section 410    Adjustment of Conversion Rate.

        Each of the Base Conversion Rate, the Incremental Share Factor and the Fixed Conversion Rate shall be adjusted from time to time by the Company as follows (references to adjustments of the Base Conversion Rate in this Section 410 shall also include adjustments to the Incremental Share Factor and the Fixed Conversion Rate, as the case may be):

          (a) In case the Company (i) pays a dividend on its Common Stock in shares of Common Stock, (ii) makes a distribution on its Common Stock in shares of Common Stock, (iii) subdivides its outstanding Common Stock into a greater number of shares, or (iv) combines its outstanding Common Stock into a smaller number of shares, the Base Conversion Rate in effect immediately prior thereto shall be adjusted by multiplying such Base Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after to the effectiveness of such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior the effectiveness of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

          (b) In case the Company issues rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Sale Price on the record date for the determination of shareholders entitled to receive such rights or warrants, the Base Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Base Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Sale Price on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Base Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

          (c) (1) In case the Company distributes to all or substantially all holders of its Common Stock any shares of capital stock (other than dividends or distributions of Common Stock on Common Stock to which Section 410(a) applies) of the Company, evidences of indebtedness or other assets (including securities of any Person other than the Company, but excluding cash distributions, dividends or distributions referred to in Section 410(c)(2), consideration paid in respect of tender offers or any rights or warrants referred to in Section 410(b)), then in each such case the Base Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Base Conversion Rate by a fraction of which the numerator shall be the current market price per share (as determined in accordance with subsection (e) of this Section 410) of the Common Stock on the record date mentioned below, and of which the denominator shall be the current market price per share (as determined in accordance with subsection (e) of this Section 410) of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

        In the event that the Company implements a shareholder rights plan, such rights plan shall provide, subject to customary exceptions and limitations, that upon conversion of the 2033 Debentures the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 410(c) or any other provision of this Section 410.

        Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 410(c) or any other provision of this Section 410(c) (and no adjustment to the Base Conversion Rate under this Section 410(c) or any other provision of this Section 410 will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Base Conversion Rate under this Section 410(c), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Base Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Base Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

        (2) In case the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Base Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Base Conversion Rate by the sum of the number one plus a fraction, of which the numerator shall be the fair market value of the portion of the Capital Stock or similar equity interests so distributed in respect of each share of Common Stock (as determined in accordance with subsection (e) of this Section 410) and the denominator shall be shall be the current market price per share (as determined in accordance with subsection (e) of this Section 410) of the Common Stock, such adjustment to become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution.

          (d) (1) In case the Company, by dividend or otherwise, at any time distributes (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash distributions in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Base Conversion Rate adjustment pursuant to this Section 410 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Base Conversion Rate adjustment pursuant to this Section 410 has been made, exceeds an amount equal to 7.5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 410) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Base Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Base Conversion Rate in effect immediately prior to the Determination Date by a fraction of which the numerator shall be such current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 410) on the Determination Date, and the denominator shall be the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 410) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

        (2) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock expires and such tender offer (as amended upon the expiration thereof) involves the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Base Conversion Rate adjustment pursuant to this Section 410 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Base Conversion Rate adjustment pursuant to this Section 410 has been made, exceeds an amount equal to 7.5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 410) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Base Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Base Conversion Rate in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 410) on the Trading Day next succeeding the Expiration Date, and the denominator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 410) on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 410(d)(2) to any tender offer would result in a decrease in the Base Conversion Rate, no adjustment shall be made for such tender offer under this Section 410(d)(2).

        (3) For purposes of this Section 410(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

          (e)For the purpose of any computation under subsections (b), (c)(1) and (d) of this Section 410, the current market price per share of Common Stock on any date shall be deemed to be the Market Price calculated with respect to (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (d) of this Section 410 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section 410. For the purpose of any computation under subsection (c)(2) of this Section 410, the current market price per share of Common Stock shall be the average of the Sale Prices of the Common Stock for the ten Trading Days commencing on and including the fifth Trading Day after the date (the "Ex-Dividend Date") on which "ex-dividend trading" commences for the relevant dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted, and the fair market value of the Capital Stock or similar equity interests distributed in respect of each share of Common Stock shall be determined by multiplying the number of shares of Capital Stock or similar equity interests distributed in respect of each share of Common Stock by the average of the Post-Distribution Prices of such shares of Capital Stock or similar equity interests for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

          "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the per unit closing sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average or the average bid and the average ask prices) on such Trading Date for such securities on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such securities have not been traded on a "when issued" basis, the Post-Distribution Price shall be the per share closing sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such Trading Date for such securities on a "regular way" basis without due bills (or similar concept) as reported in the composite transaction for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

          (f) In any case in which this Section 410 requires that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 410, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 413) issuing to the Holder of any 2033 Debenture converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Base Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Base Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Base Conversion Rate shall be readjusted to the Base Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

          (g) Upon the election by the Company to make a distribution as described in paragraphs (b), (c) and (d) of this Section 410, which in the case of paragraph (d) has a per share value equal to more than 15% of the Sale Price of shares of Common Stock on the Trading Day preceding the declaration date for such distribution, the Company shall give notice to Holders of the 2033 Debentures not less than 20 days prior to the ex-dividend date for such distribution. Upon giving such notice, Holders may surrender the 2033 Debentures for conversion pursuant to this Article Four at any time until the close of business on the Business Day prior to the ex-dividend date or until the Company publicly announces that such distribution will not be given effect.

Section 411    No Adjustment.

        No adjustment in the Base Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Base Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 411 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

        Except pursuant to Section 415, no adjustment in the Base Conversion Rate will be made by reason of the completion of a merger, consolidation or other transaction effected with one of the Company's Affiliates for the purpose of (1) changing the jurisdiction of organization of the Company or (2) effecting a corporate reorganization including, without limitation, the implementation of a holding company structure.

        No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

        To the extent that the 2033 Debentures become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest shall not accrue on the cash.

        No adjustments pursuant to Section 410 shall be made to the Incremental Share Factor and the Fixed Conversion Rate unless an adjustment to the Base Conversion Rate is required to be made pursuant Section 410.

Section 412    Adjustment for Tax Purposes.

        The Company shall be entitled to make such adjustments in the Conversion Rate, the Base Conversion Rate, the Incremental Share Factor and the Fixed Conversion Rate, in addition to those required by Section 410, as in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

Section 413    Notice of Adjustment.

        Whenever the Conversion Rate, the Base Conversion Rate, the Incremental Share Factor or the Fixed Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate specifying the adjusted rate, and briefly stating the facts requiring the adjustment and the manner of computing it.

Section 414    Notice of Certain Transactions.

        In the event that:

          (1)    the Company takes any action which would require an adjustment in the Conversion Rate,

          (2)    the Company takes any action that requires a supplemental indenture pursuant to Section 415, or

          (3)    there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 414.

Section 415    Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

        If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the 2033 Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation or merger in which the Company is a party consolidating with another entity or merging with or into another entity other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, Outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each 2033 Debenture then Outstanding shall have the right to convert such 2033 Debenture into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such 2033 Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate, the Base Conversion Rate, the Incremental Share Factor and the Fixed Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments thereof provided for in this Article. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the 2033 Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 415 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

        In the event the Company shall execute a supplemental indenture pursuant to this Section 415, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the 2033 Debentures upon the conversion of their 2033 Debentures after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 416    Trustee's Disclaimer.

        The Trustee shall have no duty to determine when an adjustment under this Article should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 413. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of 2033 Debentures, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article.

        The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 415, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 415.

Section 417    Voluntary Increase.

        The Company from time to time may increase the Conversion Rate, the Base Conversion Rate, the Incremental Share Factor and the Fixed Conversion Rate by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the increase is irrevocable during the period.

ARTICLE FIVE

REDEMPTION OF 2033 DEBENTURES AT THE OPTION OF THE COMPANY

Section 501    General.

        Beginning on April 29, 2008, the Company may redeem the 2033 Debentures at any time as a whole, or from time to time in part, pursuant to the terms and conditions under the captions "Optional Redemption" and "Notice of Redemption" in the 2033 Debentures, at the redemption price specified therein (the "Redemption Price") and otherwise in accordance with Article 11 of the Indenture and Section 315 of this Third Supplemental Indenture.

ARTICLE SIX

REPURCHASE OF 2033 DEBENTURES AT OPTION OF THE HOLDER

Section 601    General.

        The Company shall be required to repurchase 2033 Debentures in accordance with this Article Six.

        2033 Debentures shall be purchased by the Company pursuant to the terms and conditions under the caption "Repurchase by the Company at the Option of the Holder" in the 2033 Debentures on any April 29 occurring in the years 2008, 2013, 2018, 2023 and 2028 (each, a "Repurchase Date"), at the repurchase price specified therein (each, a "Repurchase Price"), at the option of the Holder thereof, upon:

          (1)    delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Repurchase Notice") at any time from the opening of business on the date that is at least 20 Business Days prior to a Repurchase Date until the close of business on such Repurchase Date stating:

            (A)    if a Certificated Security has been issued, the certificate number of the 2033 Debenture which the Holder will deliver to be repurchased or if not, such information as may be required under appropriate DTC Procedures,

            (B)    the portion of the Principal Amount at Maturity of the 2033 Debenture which the Holder will deliver to be repurchased, which portion must be $1,000 Principal Amount at Maturity or an integral multiple thereof,

            (C)    that such 2033 Debenture shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified under the paragraph "Repurchase by the Company at the Option of the Holder" of the 2033 Debentures and in the Indenture, as supplemented by this Third Supplemental Indenture,

            (D)    in the event that the Company elects, pursuant to Section 602 hereof, to pay the Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in Common Stock but such portion of the Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Common Stock is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 603 hereof, whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the 2033 Debentures to which such Repurchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the 2033 Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Repurchase Price for all 2033 Debentures (or portions thereof) to which such Repurchase Price relates, and

          (2)    delivery of such 2033 Debentures to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Article only if the 2033 Debentures so delivered to the Paying Agent conform in all respects to the description thereof in the related Repurchase Notice.

        If a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 609 hereof, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 601(1), such Holder shall be deemed to have elected to receive cash in respect of the Repurchase Price for all 2033 Debentures subject to the Repurchase Notice in the circumstances set forth in such clause (D).

        The Company shall purchase from the Holder thereof, pursuant to this Article, a portion of a 2033 Debenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2033 Debenture also apply to the purchase of such portion of such 2033 Debenture.

        Any purchase by the Company contemplated pursuant to the provisions of this Article shall be consummated by the delivery of the consideration to be received by the Holder (if any) promptly following the later of the Repurchase Date and the time of delivery of the 2033 Debenture.

        Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 601 shall have the right to withdraw such Repurchase

Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 609.

        The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

        The Company may, at its option, specify additional dates on which Holders will have the right to require it to repurchase 2033 Debentures upon written notice to the Trustee and the Holders. Such notice shall specify the additional dates upon which the Company shall be required to repurchase the 2033 Debentures at the option of the Holders and shall be delivered to the Trustee and the Holders no less than 25 Business Days prior to the earliest repurchase date specified in such notice.

Section 602    The Company's Right to Elect Manner of Payment of Repurchase Price.

        (a)    The Repurchase Price of 2033 Debentures in respect of which a Repurchase Notice pursuant to Section 601 hereof has been given, or a specified percentage thereof, will be paid by the Company, at the election of the Company, in cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in Section 602 and 603 hereof. The Company shall designate, in the Company Notice delivered pursuant to Section 605 hereof, whether the Company will purchase the 2033 Debentures for cash or Common Stock, or, if a combination thereof, the percentages of the Repurchase Price of 2033 Debentures in respect of which it will pay in cash and Common Stock; provided, however, that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all 2033 Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose 2033 Debentures are purchased pursuant to this Article shall receive the same percentage of cash or Common Stock in payment of the Repurchase Price for such 2033 Debentures, except (i) as provided in Section 604 hereof with regard to the payment of cash in lieu of fractional Common Stock and (ii) in the event that the Company is unable to purchase the 2033 Debentures of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the 2033 Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 602 hereof or pursuant to Section 604 hereof in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Common Stock.

        At least three Business Days before the Company Notice Date (as defined in Section 603 of this Third Supplemental Indenture), the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i)    the manner of payment selected by the Company,

          (ii)    the information required by Section 605,

          (iii)    if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 604 hereof have been or will be complied with, and

          (iv)    whether the Company desires the Trustee to give the Company Notice required by Section 605 hereof.

Section 603    Purchase with Cash.

        On each Repurchase Date, at the option of the Company, the Repurchase Price of 2033 Debentures in respect of which a Repurchase Notice pursuant to Section 601 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Repurchase Price of such 2033 Debentures. If the Company elects to purchase 2033 Debentures with cash, the Company Notice, as provided in Section 605, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Repurchase Date (the "Company Notice Date").

Section 604    Payment by Issuance of Common Stock.

        On each Repurchase Date, at the option of the Company, the Repurchase Price of 2033 Debentures in respect of which a Repurchase Notice pursuant to Section 601 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such 2033 Debentures in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

        The Company shall not issue a fractional share of Common Stock in payment of the Repurchase Price. Instead the Company shall pay cash for the current market value of the fractional share. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one 2033 Debenture repurchased, the number of shares of Common Stock shall be based on the aggregate amount of 2033 Debentures to be repurchased.

        If the Company elects to purchase the 2033 Debentures by the issuance of Common Stock, the Company Notice, as provided in Section 605, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

        The Company's right to exercise its election to purchase the 2033 Debentures pursuant to this Article through the issuance of Common Stock shall be conditioned upon:

          (i)    the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the 2033 Debentures with Common Stock as provided herein;

          (ii)    the listing of shares of Common Stock to be issued in respect of the payment of the Repurchase Price on the principal United States securities exchange on which the Common Stock is then listed;

          (iii)    the registration of the shares of Common Stock to be issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

          (iv)    any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (v)    the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity in all material respects with this Third Supplemental Indenture and (B) the Common Stock to be issued by the Company in payment of the Repurchase Price in respect of 2033 Debentures has been duly authorized and, when issued and delivered pursuant to the terms of this Third Supplemental Indenture in payment of the Repurchase Price in respect of the 2033 Debentures, will be validly issued, fully paid and nonassessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions (i), (ii) (iii) and (iv) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

        Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of 2033 Debentures and the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending three Business Days prior to the applicable Repurchase Date. The Company shall pay the Repurchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in The Wall Street Journal or another daily newspaper of national circulation or is otherwise readily publicly available. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to repurchase the 2033 Debentures pursuant to this Article through the issuance of Common Stock, the Company shall pay, without further notice, the entire Repurchase Price of the 2033 Debentures of such Holder or Holders in cash.

        The "Market Price" means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Repurchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day), prior to the applicable Repurchase Date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Repurchase Date, of any event described in Section 410; subject, however, to the conditions set forth in Sections 410(f) and 411.

        The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated.

Section 605    Notice of Election.

        The Company's notice (the "Company Notice") of election to repurchase with cash or Common Stock or any combination thereof shall be sent to the Holders in the manner provided in Section 206 of the Indenture at the Company Notice Date. Such Company Notice shall state the manner of payment elected and shall contain the following information:

        In the event the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

          (1)    state that each Holder will receive Common Stock with a Market Price equal to such specified percentage of the Repurchase Price of the 2033 Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares);

          (2)    set forth the method of calculating the Market Price of the Common Stock; and

          (3)    state that because the Market Price of Common Stock will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Repurchase Date.

        In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

            (A)    the Repurchase Price and the Conversion Rate (as of the most recent practicable date) and, to the extent known at the time of such notice, the amount of interest that will be accrued and payable with respect to the 2033 Debentures as of the Repurchase Date;

            (B)    the name and address of the Paying Agent and the Conversion Agent;

            (C)    that 2033 Debentures as to which a Repurchase Notice has been given may be converted pursuant to Article Four hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (D)    that 2033 Debentures must be surrendered to the Paying Agent to collect payment of the Purchase Price;

            (E)    that the Repurchase Price for any 2033 Debenture as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such 2033 Debenture as described in (D);

            (F)    the procedures the Holder must follow to exercise repurchase rights under this Article and a brief description of those rights;

            (G)    briefly, the conversion rights of the 2033 Debentures; and

            (H)    the procedures for withdrawing a Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 601 or 609).

        If any of the 2033 Debentures is in the form of a Global Security, then the Company shall modify the Company Notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

        At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

        Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of 2033 Debentures, the Company will publish such determination at the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

Section 606    Common Stock Delivered Upon Purchase.

        All Common Stock delivered upon purchase of the 2033 Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

Section 607    Procedure upon Repurchase.

        As soon as practicable after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Repurchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Repurchase Date. Subject to Section 604, no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Repurchase Date.

Section 608    Taxes.

        If a Holder of a 2033 Debenture is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name.

Section 609    Effect of Repurchase Notice.

        Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 605, the Holder of the 2033 Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such 2033 Debenture. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Common Stock by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such 2033 Debenture (provided the conditions in Section 601 have been satisfied) and (y) the time of delivery of such 2033 Debenture to the Paying Agent by the Holder thereof in the manner required by Section 601. 2033 Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Four hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

        A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the applicable Repurchase Date specifying:

          (1)    if Certificated Securities have been issued, the certificate number of the 2033 Debenture in respect of which such notice of withdrawal is being submitted, or if not, such information as may be required under appropriate procedures of the Depositary;

          (2)    the Principal Amount at Maturity of the 2033 Debenture with respect to which such notice of withdrawal is being submitted; and

          (3)    the Principal Amount at Maturity, if any, of such 2033 Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

        A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (1) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of Section 601(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 601(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

        There shall be no purchase of any 2033 Debentures pursuant to this Article (other than through the issuance of Common Stock in payment of the Repurchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2033 Debentures, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2033 Debentures). The Paying Agent will promptly return to the respective Holders thereof any 2033 Debentures (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2033 Debentures) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 610    Deposit of Repurchase Price.

        Prior to 11:00 a.m. (New York City time) on the Business Day following the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all of the 2033 Debentures or portions thereof which are to be purchased as of the Repurchase Date. The manner in which the deposit required by this Section 610 is made by the Company shall be at the option of the Company; provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Repurchase Date.

        If a Paying Agent holds, in accordance with the terms hereof, money and/or Common Stock sufficient to pay the Repurchase Price of any 2033 Debenture for which a Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately after Repurchase Date, such 2033 Debenture will cease to be Outstanding, interest and Original Issue Discount thereon shall cease to accrue, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Repurchase Price upon surrender of such 2033 Debenture).

Section 611    Securities Repurchased in Part.

        Any 2033 Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2033 Debenture, without service charge except for any taxes to be paid by the Holder in the event a 2033 Debenture is registered under a new name, a new 2033 Debenture, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the 2033 Debenture so surrendered which is not purchased.

Section 612    Compliance with Securities Laws Upon Purchase of Securities.

        In connection with any offer to purchase or purchase of 2033 Debentures under this Article (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 (if applicable) and any other applicable tender offer rules under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report), if required, under the Exchange Act, and (iii) otherwise comply with all applicable Federal and state securities laws so as to permit the rights and obligations under Article Six to be exercised in the time and in the manner specified in this Article.

Section 613    Repayment to the Company.

        The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Repurchase Price, provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 610 exceeds the aggregate Repurchase Price of the 2033 Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

Section 614    Conversion Arrangement on Repurchase.

        Any 2033 Debentures required to be repurchased under this Article, unless surrendered for conversion before the close of business on the Repurchase Date, may be deemed to be purchased from the Holders of such 2033 Debentures for an amount in cash not less than the Repurchase Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such 2033 Debentures from the Holders, to convert them into Common Stock of the Company and to make payment for such 2033 Debentures to the Trustee in trust for such Holders.

ARTICLE SEVEN

PURCHASE OF 2033 DEBENTURES AT OPTION OF
THE HOLDER UPON CHANGE IN CONTROL

Section 701    Right to Require Repurchase.

          (a)    If at any time on or before April 29, 2008, while 2033 Debentures remain Outstanding, a Change in Control occurs, 2033 Debentures shall be purchased by the Company in integral multiples of $1,000 Principal Amount at Maturity at the option of the Holders thereof as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 701. The purchase price of such 2033 Debentures (the "Change in Control Purchase Price") shall be equal to 100% of the Issue Price of the 2033 Debentures to be purchased plus any accrued and unpaid interest and any accrued Original Issue Discount, to but excluding, the Change in Control Purchase Date.

        A "Change in Control" shall be deemed to have occurred at such time after the date hereof as (a) any Person or any Persons acting together in a manner which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliates thereof (but in each case excluding Subsidiaries, any employee benefit plans of the Company or its Subsidiaries or any Permitted Holders), after the first issuance of 2033 Debentures files a Schedule TO or a Schedule 13D (or any successors to those forms) stating that it or they has or have become and actually is or are Beneficial Owners, directly or indirectly, of Capital Stock of the Company, entitling such Person or Persons and its or their Affiliates to exercise more than 50% of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of the Company's directors or (b) any of the Permitted Holders, after the first issuance of 2033 Debentures, file a Schedule TO or a Schedule 13D (or any successors to those forms) stating that they have become and actually are Beneficial Owners of the Company's Capital Stock representing more than 80%, in the aggregate, of the voting power entitled to vote generally in the election of the Company's directors or (c) the Company consolidates with or merges into any other Person (other than a Subsidiary), or any other Person (other than a Subsidiary) consolidates with or merges into the Company, or the Company sells, conveys, transfers or leases its properties and assets substantially as an entirety to any Person other than a Subsidiary, and, in the case of any such transaction the outstanding Common Stock is reclassified into, exchanged for or converted into the right to receive any other property or security, unless the stockholders of the Company immediately before such transaction, own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction or the Person acquiring such properties and assets, entitled to vote generally on the election of such resulting or acquiring Person's directors, in substantially the same proportion as their ownership of the Common Stock immediately before such transaction; provided, however, that a Change in Control shall not be deemed to have occurred upon the completion of a merger, consolidation or other transaction effected with any Affiliates of the Company for the purpose of (x) changing the Company's jurisdiction of organization, or (y) effecting a corporate reorganization of the Company, including, without limitation, the implementation of a holding company structure.

        The term "Beneficial Owner" shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor provision thereto, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

        The term "Permitted Holder" shall mean each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, any trust established for the benefit of any Arison family member mentioned in this paragraph, or any "person" (as such term is used in Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any Arison family member mentioned in this paragraph or any trust established for the benefit of any such Arison family member or any charitable trust or non-profit entity established by a Permitted Holder.

        The term "Person," solely for purposes of this Section 701(a), shall mean "person," as such term is used in Section 13(d) or 14(d) of the Exchange Act.

          (b)   Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder. The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

            (1)   the date of such Change in Control and, briefly, the events causing such Change in Control;

            (2)   the date by which the Change in Control Purchase Notice pursuant to this Section 701 must be given;

            (3)   the Change in Control Purchase Date;

            (4)   the Change in Control Purchase Price that will be accrued and payable with respect to the 2033 Debentures as of the Change in Control Purchase Date;

            (5)   briefly, the conversion rights of the 2033 Debentures;

            (6)   the name and address of each Paying Agent and Conversion Agent;

            (7)   the Conversion Rate (as of the most recent practicable date) and any adjustments thereto;

            (8)   that 2033 Debentures as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to Article Four only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (9)   the procedures that the Holder must follow to exercise rights under this Section 701;

            (10) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

            (11) that the Holder must satisfy the requirements set forth in the 2033 Debentures in order to convert the 2033 Debentures.

        If any of the 2033 Debentures is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

          (c)   A Holder may exercise its rights specified in subsection (a) of this Section 701 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the 2033 Debentures and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

        The delivery of such 2033 Debenture to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price.

        The Company shall purchase from the Holder thereof, pursuant to this Section 701, a portion of a 2033 Debenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2033 Debenture pursuant to Sections 701 through 706 also apply to the purchase of such portion of such 2033 Debenture.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 701 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the 2033 Debenture to the Paying Agent in accordance with this Section 701.

        Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or as to a portion thereof that is with respect to a Principal Amount at Maturity of 2033 Debentures of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 702.

        A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

        Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such 2033 Debentures may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

Section 702    Effect of Change in Control Purchase Notice.

        Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 701(c), the Holder of the 2033 Debenture in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such 2033 Debenture. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such 2033 Debenture (provided the conditions in Section 701(c) have been satisfied) and (b) the time of delivery of such 2033 Debenture to a Paying Agent by the Holder thereof in the manner required by Section 701(c). 2033 Debentures in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

        A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Purchase Notice at any time prior to the close of business on the Business Day prior to the applicable Change in Control Purchase Date specifying:

        (1)   if a Certificated Security has been issued, the certificate number of the 2033 Debentures in respect of which such notice of withdrawal is being submitted, or if not, such information as required by the Depositary;

        (2)   the Principal Amount at Maturity, in integral multiples of $1,000, of the 2033 Debentures with respect to which such notice of withdrawal is being submitted; and

        (3)   the Principal Amount at Maturity, if any, of such 2033 Debentures which remain subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.

        There shall be no purchase of any 2033 Debentures pursuant to this Article if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2033 Debentures, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such 2033 Debentures). The Paying Agent will promptly return to the respective Holders thereof any 2033 Debentures (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such 2033 Debentures) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 703    Deposit of Change in Control Purchase Price.

        On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the 2033 Debentures or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 703 is made by the Company shall be at the option of the Company; provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

        If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any 2033 Debenture for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, then such 2033 Debenture will cease to be Outstanding, interest and Original Issue Discount thereon shall cease to accrue, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Price upon surrender of such 2033 Debenture). The Company shall publicly announce the Principal Amount at Maturity of 2033 Debentures purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

Section 704    Securities Purchased In Part.

        Any 2033 Debenture that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2033 Debenture, without service charge (other than amounts to be paid in respect of applicable transfer taxes), a new 2033 Debenture or 2033 Debentures, of such authorized denomination or denominations in integral multiples of $1,000 as may be requested by such Holder, in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the 2033 Debenture so surrendered that is not purchased.

Section 705    Compliance With Securities Laws Upon Purchase of Securities.

        In connection with any offer to purchase or purchase of 2033 Debentures under this Article (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 (if applicable) and any other applicable tender offer rules under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report), if required, under the Exchange Act, and (iii) otherwise comply with all applicable Federal and state securities laws so as to permit the rights and obligations under this Article to be exercised in the time and in the manner specified in this Article.

Section 706    Repayment to the Company.

        The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Change in Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 703 exceeds the aggregate Change in Control Purchase Price of the 2033 Debentures or portions thereof which the Company is obligated to purchase as of the Change in Control Purchase Date, then on the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

ARTICLE EIGHT

MISCELLANEOUS PROVISIONS

Section 801    Integral Part.

        This Third Supplemental Indenture constitutes an integral part of the Indenture with respect to the 2033 Debentures only.

Section 802    General Definitions.

        For all purposes of this Third Supplemental Indenture:

          (a)   capitalized terms used herein without definition shall have the meanings specified in the Indenture, and

          (b)   the terms "herein," "hereof," "hereunder" and other words of similar import refer to this Third Supplemental Indenture.

Section 803    Adoption, Ratification and Confirmation.

        The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Third Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

Section 804    Counterparts.

        This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 805    Governing Law.

        THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

Section 806    Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.

        If and to the extent that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

Section 807    Effect of Headings.

        The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 808    Severability of Provisions.

        In case any provision in this Third Supplemental Indenture or in the 2033 Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 809    Successors and Assigns.

        All covenants and agreements in this Third Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 810    Benefit of Supplemental Indenture.

        Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder, and the Holders of the 2033 Debentures, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

Section 811    Acceptance by Trustee.

        The Trustee accepts the amendments to the Indenture effected by this Third Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Third Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Third Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 812    Amendment to Indenture.

          (a)   Section 3.3 of the Indenture is hereby amended with respect to all series of Securities issued under the Indenture by replacing the first and second sentences thereof with the following: "The Securities shall be signed on behalf of the Company by any one of the following: Its Chairman of the Board, its Vice-Chairman of the Board, its President, its Chief Executive Officer, its Chief Operating Officer, any Senior Vice President, any Vice President or any Secretary. Such signature upon the Securities may be the manual or facsimile signature of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities."

          (b)   Section 1.1 of the Indenture is hereby amended with respect to all series of Securities issued under the Indenture by replacing the paragraph below the heading "Company Request; Company Order" with the following: "The term "Company Request" or "Company Order" shall mean a written request or order signed in the name of the Company by its Chairman of the Board, its Vice-Chairman of the Board, its President, its Chief Executive Officer, its Chief Operating Officer, any Senior Vice President, any Vice President or any Secretary, and delivered to the Trustee.

        IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested as of the day and year first written above.

CARNIVAL CORPORATION
By:	/s/ HOWARD FRANK
U.S. BANK NATIONAL ASSOCIATION
By:	/s/ RICHARD PROKUSH

ANNEX A

GLOBAL SECURITY

[FORM OF FACE OF SECURITY]

        THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT AND FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE OF THIS SECURITY WAS $638.79 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, INCLUDING CASH INTEREST PAYABLE TO APRIL 29, 2008 TAXABLE AS ORIGINAL ISSUE DISCOUNT UNDER TREASURY REGULATION SECTION 1.1273-1, IS $417.81 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE ISSUE DATE IS APRIL 29, 2003; AND THE YIELD TO MATURITY FOR THE PURPOSES OF ACCRUING TAX ORIGINAL ISSUE DISCOUNT IS 1.796% PER ANNUM, CALCULATED ON A SEMIANNUAL BOND EQUIVALENT BASIS.

        [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]1

1
These paragraphs should be included only if the Security is a Global Security.

        THIS SECURITY, THE CARNIVAL PLC GUARANTEE AND THE SHARES OF COMMON STOCK AND TRUST SHARES OF BENEFICIAL INTEREST IN THE P&O PRINCESS SPECIAL VOTING TRUST ("PAIRED TRUST SHARES") ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE CARNIVAL PLC GUARANTEE, THE SHARES OF COMMON STOCK AND PAIRED TRUST SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

        THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CARNIVAL CORPORATION (THE "COMPANY," OR THE "ISSUER"), CARNIVAL PLC OR ANY AFFILIATE OF EITHER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, CARNIVAL PLC OR ANY SUBSIDIARY OR AFFILIATE THEREOF, (B) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.2

        THIS SECURITY IS SUBJECT TO LIMITATIONS ON OWNERSHIP CONTAINED IN THE INDENTURE, IN ORDER TO PERMIT THE COMPANY TO RETAIN ITS STATUS AS A PUBLICLY TRADED CORPORATION UNDER PROPOSED TREASURY REGULATIONS UNDER SECTION 883 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

2
These paragraphs to be included only if the Security is a Transfer Restricted Security

[FORM OF FACE OF SECURITY]

CARNIVAL CORPORATION

Senior Convertible Debentures due 2033
Guaranteed by Carnival plc

Issue Date: April 29, 2003	Principal Amount at Maturity:
$
Registered: No. R-	CUSIP: 143658 AT 9

        Carnival Corporation, a corporation organized and existing under the laws of the Republic of Panama (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                        DOLLARS ($                        ) on April 29, 2033, [or such greater or lesser amount as is indicated in the Schedule of Exchanges of Securities on the other side of this 2033 Debenture],3 and to pay interest thereon from April 29, 2003 or from the most recent date to which interest has been paid or duly provided for, to, but excluding, April 29, 2008 (or such earlier date as determined pursuant to Section 208, 209 or 211 of the Third Supplemental Indenture) semiannually on April 29 and October 29 in each year (each, an "Interest Payment Date"), commencing October 29, 2003, at the rate of 1.132% per annum on the Principal Amount at Maturity. Interest on this 2033 Debenture shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Each payment of cash interest on the 2033 Debentures shall include interest accrued through the day before the applicable Interest Payment Date. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2033 Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 14 or October 14 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this 2033 Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of 2033 Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2033 Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. This 2033 Debenture is convertible as specified on the other side on this 2033 Debenture.

3
To be included only if the Security is a Global Security.

        Original Issue Discount shall accrue as specified on the reverse side of this Security. This 2033 Debenture is convertible as specified on the reverse side of this 2033 Debenture.

        Payment of any amounts in respect of this 2033 Debenture will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

        Reference is hereby made to the further provisions of this 2033 Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2033 Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: April 29, 2003

CARNIVAL CORPORATION
By:
Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
Authorized Signature

Date of Authentication: April 29, 2003

(FORM OF REVERSE SIDE OF SECURITY)

CARNIVAL CORPORATION

Senior Convertible Debentures due 2033

        This Security is one of a duly authorized issue of senior securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 25, 2001, as amended by the Third Supplemental Indenture thereto, dated as of April 29, 2003 (as so amended, herein called the "Indenture"), between the Company and U.S. Bank National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the "2033 Debentures"), limited in aggregate principal amount at Stated Maturity (the "Principal Amount at Maturity") to $889,000,000 created pursuant to the Indenture as supplemented by the Third Supplemental Indenture. Capitalized terms used and not otherwise defined in this 2033 Debenture are used as defined in the Indenture.

        The 2033 Debentures are general unsecured and unsubordinated obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

Interest on Overdue Amounts

        If the Principal Amount at Maturity hereof or any portion of such principal amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 5.2 of the Indenture, upon the date set for payment of the Redemption Price as described under "Optional Redemption," upon the date set for payment of the Change in Control Purchase Price pursuant to "Purchase of 2033 Debentures at Option of Holder Upon a Change in Control," upon the date set for payment of the Repurchase Price under "Repurchase by the Company at the Option of the Holder" or upon the Stated Maturity of this 2033 Debenture) or of interest hereon, if any (or any portion of such interest), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 1.75% per annum (computed on a semi-annual bond equivalent basis based on a 360-day year of twelve 30-day months), which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

Method of Payment

        Payments in respect of the Accreted Principal Amount of, and interest, if any, on the 2033 Debentures shall be made by the Company in immediately available funds.

Paying Agent, Conversion Agent and Security Registrar

        Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company shall maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

Optional Redemption

        No sinking fund is provided for the 2033 Debentures. At any time on or after April 29, 2008, the 2033 Debentures are redeemable at any time as a whole, or from time to time in part, at the option of the Company in accordance with the Indenture at a redemption price (the "Redemption Price") equal to the Issue Price of such 2033 Debentures plus accrued Original Issue Discount and accrued and unpaid interest to, but excluding, the Redemption Date.

        If the Company redeems less than all of the outstanding 2033 Debentures, the Trustee will select the 2033 Debentures to be redeemed (i) by lot; (ii) pro rata; or (iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's 2033 Debentures for partial redemption and the Holder converts a portion of the same 2033 Debentures, the converted portion shall be deemed to be from the portion selected for redemption.

Notice of Redemption

        Notice of optional redemption by the Company will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of 2033 Debentures to be redeemed at its registered address. 2033 Debentures in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price for such 2033 Debentures, all Original Issue Discount and interest shall cease to accrue on such 2033 Debentures or portions thereof called for redemption in such notice. In the event that a Holder of 2033 Debentures elects to convert a 2033 Debenture in connection with a redemption, the notice of redemption will inform the Holder of the Company's election to deliver shares of Common Stock or to pay cash or a combination of cash and Common Stock in connection with such conversion.

Purchase of 2033 Debentures at Option of Holder Upon a Change in Control

        At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall purchase all or any part specified by the Holder in such Holder's Change in Control Purchase Notice (so long as the principal amount at Stated Maturity of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the 2033 Debentures held by such Holder on the date that is 35 Business Days after the occurrence of a Change in Control, at a purchase price (the "Change in Control Purchase Price") equal to the Issue Price of the 2033 Debentures to be purchased plus any accrued and unpaid interest and any accrued Original Issue Discount thereon to, but excluding, the Change in Control Purchase Date.

        The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount at Maturity or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

        If cash sufficient to pay the Change in Control Purchase Price of all 2033 Debentures or portions thereof to be purchased as of the Change in Control Purchase Date is deposited with the Paying Agent on the Change in Control Purchase Date, then, on such Change in Control Purchase Date, such 2033 Debenture will cease to be Outstanding, interest and Original Issue Discount thereon shall cease to accrue, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price upon surrender of such 2033 Debenture).

Conversion

        Subject to the provisions of the Indenture, commencing after August 31, 2003 the Holder of a 2033 Debenture may convert the 2033 Debenture into Common Stock on a Conversion Date in any fiscal quarter (and only during such fiscal quarter) if the closing sale price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 120% of the Accreted Conversion Price per share of Common Stock on the last trading day of such preceding fiscal quarter.

        The "Accreted Conversion Price," as of any date of determination, shall equal (x) the sum of the Issue Price per $1,000 Principal Amount at Maturity of a 2033 Debenture plus accrued Original Issue Discount thereon computed to, but not including, such date divided by (y) the Base Conversion Rate as of such date.

        Subject to the provisions of the Indenture, a Holder may convert into Common Stock a 2033 Debenture or portion of a 2033 Debenture which has been called for redemption by the Company, even if the 2033 Debenture or any portion thereof is not subject to conversion by the Holder, and such 2033 Debentures may be surrendered for conversion until the close of business on the Redemption Date.

        Subject to the provisions of the Indenture, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 404 of the Third Supplemental Indenture, the 2033 Debentures may be surrendered for conversion at any time from and after the date which is 15 days prior to the date of the anticipated effective time of such transaction announced by the Company until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a 2033 Debenture into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its 2033 Debenture immediately prior to the transaction.

        Subject to the provisions of the Indenture, a Holder of a 2033 Debenture may surrender for conversion such 2033 Debenture at any time during which the credit rating assigned to the 2033 Debentures by (a) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., or the successor thereto, is at or below BBB-, or any equivalent rating, and (b) Moody's Investors Service, or the successor thereto, is at or below Baa3, or any equivalent rating.

        Subject to the provisions of the Indenture, upon the election by the Company to make a distribution as described in paragraphs (b), (c) and (d) of Section 410 of the Indenture, which in the case of paragraph (d) of such Section has a per share value equal to more than 15% of the Sale Price of shares of Common Stock on the Trading Day preceding the declaration date for such distribution, the Company shall give notice to Holders of the 2033 Debentures not less than 20 days prior to the ex-dividend date for such distribution. Upon giving such notice, Holders may surrender the 2033 Debentures for conversion at any time until the close of business of the Business Day prior to the ex-dividend date or until the Company publicly announces that such distribution will not be given effect.

        A 2033 Debenture in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such 2033 Debenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The Conversion Rate shall be calculated as set forth in the Indenture, and the Conversion Rate and the components thereof shall be subject to adjustment upon the occurrence of certain events described in the Indenture.

        A Holder's right to convert the 2033 Debentures into Common Stock of the Company is also subject to the ownership limitation described below and to the Company's right to elect to pay such

Holder the amount of cash set forth in the next succeeding sentence (or an equivalent amount in a combination of cash and shares of Common Stock), in lieu of delivering all or part of such Common Stock; provided, however, that if such payment of cash is not permitted pursuant to the provisions of the Indenture, the Company shall deliver Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with the Indenture, whether or not the Company has delivered a notice pursuant to the Indenture to the effect that the 2033 Debentures will be paid in cash or a combination of cash and Common Stock. The amount of cash to be paid for each $1,000 Principal Amount at Maturity of a 2033 Debenture shall be equal to the Applicable Stock Price in respect of such Conversion Date multiplied by the Conversion Rate in effect on such Conversion Date. If the Company shall elect to make such payment wholly in shares of Common Stock, then such shares shall be delivered through the Conversion Agent to Holders surrendering 2033 Debentures as promptly as practicable but in any event no later than the fifth Business Day following the date of determination of the Applicable Stock Price in respect of such Conversion Date. If, however, the Company elects to make any portion of such payment in cash, then the payment, including any delivery of shares of Common Stock, shall be made to Holders surrendering 2033 Debentures no later than the tenth Business Day following the Conversion Date.

        The Company may not pay cash in lieu of delivering all or part of such shares of Common Stock upon the conversion of any 2033 Debenture pursuant to the terms of the Indenture (other than cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice specifying whether each Conversion shall be converted into shares of Common Stock or cash) and is continuing an Event of Default (other than a default in such payment on such 2033 Debentures).

        A Holder may convert a portion of a 2033 Debenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a 2033 Debenture, except as otherwise provided in the Third Supplemental Indenture, accrued and unpaid interest, if any, attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date, or accrued Original Issue Discount attributable to the period from the Issue Date through the Conversion Date of such 2033 Debenture, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash in lieu thereof, in exchange for the 2033 Debenture being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash in lieu thereof, shall be treated as issued in exchange for the Issue Price of the 2033 Debenture being converted pursuant to the provisions hereof.

        No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Applicable Stock Price, as the same may be adjusted, in respect of the relevant Conversion Date.

        To convert a 2033 Debenture, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the 2033 Debenture to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

Repurchase by the Company at the Option of the Holder

        Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the 2033 Debentures held by such Holder on the following

Repurchase Dates and at the following Repurchase Prices per $1,000 Principal Amount at Maturity of such 2033 Debentures, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is at least 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the 2033 Debentures to the Paying Agent by the Holder as set forth in the Indenture.

Repurchase Date	Repurchase Price
April 29, 2008	$646.88
April 29, 2013	$705.76
April 29, 2018	$770.01
April 29, 2023	$840.10
April 29, 2028	$916.57

        The Repurchase Price may be paid, at the option of the Company, in cash or by the issuance of Common Stock (as provided in the Indenture), or in any combination thereof.

        Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Repurchase Date in accordance with the provisions of the Indenture.

        If cash (and/or securities if permitted under the Indenture) sufficient to pay the Repurchase Price of all 2033 Debentures or portions thereof to be purchased as of the Repurchase Date is deposited with the Paying Agent on the Business Day following the Repurchase Date, then, immediately after Repurchase Date, such 2033 Debenture will cease to be Outstanding, interest and Original Issue Discount thereon shall cease to accrue, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Repurchase Price upon surrender of such 2033 Debenture).

Conversion Arrangement on Call for Redemption

        Any 2033 Debentures called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such 2033 Debentures at an amount not less than the Redemption Price by one or more investment bankers or other purchasers who may agree with the Company to purchase such 2033 Debentures from the Holders, to convert them into Common Stock of the Company and to make payment for such 2033 Debentures to the Paying Agent in trust for such Holders.

Transfer

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2033 Debenture is registrable in the Security Register, upon surrender of this 2033 Debenture for registration or transfer at the office or agency in a Place of Payment for the 2033 Debentures, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2033 Debentures, of any authorized denominations and for the same aggregate Principal Amount at Maturity, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

        The 2033 Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this 2033 Debenture, 2033 Debentures are exchangeable for a like aggregate Principal Amount at Maturity of 2033 Debentures of a different authorized denomination as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this 2033 Debenture for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this 2033 Debenture is registered as the owner hereof for all purposes, whether or not this 2033 Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Ownership Limitation

        In order to permit the Company to retain its status as a publicly traded corporation under the proposed Treasury regulations to Section 883 of the Code, the Third Supplemental Indenture provides that, notwithstanding anything to the contrary contained therein, except as provided in Section 214(d) of the Third Supplemental Indenture, until the Restriction Termination Date no Holder shall be entitled to convert 2033 Debentures into Shares that, when added to Shares Beneficially Owned by such Holder immediately prior to the proposed conversion of such 2033 Debentures, would cause such Holder to Beneficially Own an aggregate number of Shares in excess of the Ownership Limit.

Amendment, Supplement and Waiver

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the 2033 Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in Principal Amount at Maturity of the 2033 Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in Principal Amount at Maturity of the 2033 Debentures at the time Outstanding, on behalf of the Holders of all 2033 Debentures, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2033 Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this 2033 Debenture and of any 2033 Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2033 Debenture.

Successor Corporation

        When a successor corporation assumes all the obligations of its predecessor under the 2033 Debentures and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

Defaults and Remedies

        Under the Indenture, Events of Default include (i) default in the payment of any interest on the 2033 Debentures when it becomes due and payable or in the payment of any Liquidated Damages and continuance of such default for a period of 30 days; (ii) default in payment of the Principal Amount at Maturity, Redemption Price, Repurchase Price or Change in Control Purchase Price, as the case may be, in respect of the 2033 Debentures when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture for the benefit of the 2033 Debentures, subject to notice and lapse of time; (iv) default under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company, Carnival plc or any of their respective Subsidiaries having an aggregate outstanding principal amount in excess of $50,000,000 (excluding such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which is nonrecourse to the Company, Carnival plc or any other of their respective Subsidiaries), which default shall be with respect to payment or shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been rescinded or annulled, subject to notice and passage of time; (v) unless Carnival plc has become or has been merged with or has been otherwise consolidated with the primary obligor under the 2033 Debentures and the Indenture, the Carnival plc Guarantee ceases to be in full force and effect or is declared null and void or any Carnival plc denies that it has any further liability under the Carnival plc Guarantee in respect of the 2033 Debentures and/or the Indenture, or gives notice to such effect and continuance of such default for a period of 30 days after written notice thereof; and (vi) certain events of bankruptcy, insolvency or reorganization of the Company, Carnival plc or any of their Significant Subsidiaries. If an Event of Default with respect to 2033 Debentures shall occur and be continuing, the Accreted Principal Amount of, and accrued and unpaid interest, if any, on, the 2033 Debentures through the acceleration date may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the Accreted Principal Amount of, and accrued and unpaid interest, if any, on, the 2033 Debentures Outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

Indenture

        The Company issued the 2033 Debentures under an Indenture dated as of April 25, 2001, as supplemented and amended by a Third Supplemental Indenture dated as of April 29, 2003 (as amended, the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Securities themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

No Recourse Against Others

        No recourse shall be had for the payment of the principal of or the interest, if any, on this 2033 Debenture, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Authentication

        This 2033 Debenture shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this 2033 Debenture.

Indenture to Control; Governing Law

        In the case of any conflict between the provisions of this 2033 Debenture and the Indenture, the provisions of the Indenture shall control.

        THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

Abbreviations and Definitions

        Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

        All terms defined in the Indenture and used in this 2033 Debenture but not specifically defined herein are defined in the Indenture and are used herein as so defined.

CONVERSION NOTICE

        To convert this 2033 Debenture into Common Stock of the Company, check the box: ☐

        To convert only part of this 2033 Debenture, state the Principal Amount at Maturity to be converted (must be $1,000 or a multiple of $1,000): $                        .

        If you want the stock certificate made out in another person's name, fill in the form below.

(Insert other person's soc. sec. or tax I.D. no.)

(Print or type other person's name, address and zip code)

Your Signature:	Date:

(Sign exactly as your name appears on the other side of this 2033 Debenture)

Signature guaranteed by:[4]

By:

4
The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE ON CHANGE IN CONTROL

        If you want to elect to have this 2033 Debenture purchased, in whole or in part, by the Company pursuant to Section 701 of the Indenture and the applicable provisions of the 2033 Debentures, check the following box: ☐

        If you want to have only part of this 2033 Debenture purchased by the Company pursuant to Section 701 of the Indenture, state the Principal Amount at Maturity you want to be purchased (must be $1,000 or a multiple of $1,000): $

        If this 2033 Debenture has been issued in certificated form, provide the certificate number thereof:

Signature guaranteed by:5

By:

5
The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MST); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF SECURITIES6

        The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount at Maturity of this Global Security	Amount of Increase in Principal Amount at Maturity of the Global Security

6
This schedule should be included only if the Security is a Global Security.

Exhibit B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES7

        Re:    Senior Convertible Debentures due 2033 (the "2033 Debentures") of Carnival Corporation

        This certificate relates to $                        Principal Amount at Maturity of Securities owned in (check applicable box)

        ☐ book-entry or

        ☐ definitive form

by	(the "Transferor").

        The Transferor has requested a Security Registrar or the Trustee to exchange or register the transfer of such 2033 Debentures.

        In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the 2033 Debentures as provided in Section 202 of the Third Supplemental Indenture dated as of April 29, 2003 (the "Indenture"), between Carnival Corporation and US Bank National Association, as trustee.

7
This certificate should only be included only if this Security is a Transfer Restricted Security.

        In connection with any transfer of any of the 2033 Debentures evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of the Securities and the last date, if any, on which such 2033 Debentures were owned by the Company or any Affiliate of the Company, the undersigned confirms that such 2033 Debentures are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or a subsidiary of the Company; or
(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or
(3)	☐
to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(4)	☐	pursuant to another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2033 Debentures evidenced by this certificate in the name of any person other than the registered holder thereof, provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the 2033 Debentures, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

        The undersigned represents and warrants that it is purchasing this 2033 Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

QuickLinks

  Exhibit 4.13
CARNIVAL CORPORATION and U.S. BANK NATIONAL ASSOCIATION, As Trustee
TABLE OF CONTENTS
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
ARTICLE TWO THE 2033 DEBENTURES
ARTICLE THREE AMENDMENTS TO THE INDENTURE
ARTICLE FOUR CONVERSION
ARTICLE FIVE REDEMPTION OF 2033 DEBENTURES AT THE OPTION OF THE COMPANY
ARTICLE SIX REPURCHASE OF 2033 DEBENTURES AT OPTION OF THE HOLDER
ARTICLE SEVEN PURCHASE OF 2033 DEBENTURES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL
ARTICLE EIGHT MISCELLANEOUS PROVISIONS
CARNIVAL CORPORATION THIRD SUPPLEMENTAL INDENTURE
WITNESSETH
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
ARTICLE THREE
AMENDMENTS TO THE INDENTURE
ARTICLE FOUR CONVERSION
ARTICLE SEVEN PURCHASE OF 2033 DEBENTURES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL
ARTICLE EIGHT MISCELLANEOUS PROVISIONS
  ANNEX A
GLOBAL SECURITY
[FORM OF FACE OF SECURITY] CARNIVAL CORPORATION Senior Convertible Debentures due 2033 Guaranteed by Carnival plc
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
CONVERSION NOTICE
OPTION OF HOLDER TO ELECT PURCHASE ON CHANGE IN CONTROL
SCHEDULE OF EXCHANGES OF SECURITIES6
Exhibit B
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES 7